Exhibit 2.1

                                                        EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                            Dated as of July 2, 1998

                                     between

                             SUPERIOR SERVICES, INC.

                                       and

                              GEOWASTE INCORPORATED

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   THE MERGER

SECTION 1.1.   THE MERGER..........................................3
SECTION 1.2.   EFFECTIVE TIME......................................3
SECTION 1.3.   CLOSING.............................................3
SECTION 1.4.   EFFECTS OF THE MERGER...............................4
SECTION 1.5.   CERTIFICATE OF INCORPORATION AND BYLAWS.............4
SECTION 1.6.   DIRECTORS...........................................5
SECTION 1.7.   OFFICERS............................................5

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.1.   EFFECT ON CAPITAL STOCK.............................5
SECTION 2.2.   EXCHANGE RATIO......................................6
SECTION 2.3.   EXCHANGE OF CERTIFICATES............................7
SECTION 2.4.   STOCK OPTIONS AND WARRANTS..........................9
SECTION 2.5.   EXCHANGE AGENT.....................................12
SECTION 2.6.   TRANSFER OF SHARES AFTER THE EFFECTIVE
               TIME...............................................12
SECTION 2.7.   FURTHER ASSURANCES.................................12

                                   ARTICLE III


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.1.   ORGANIZATION.......................................13
SECTION 3.2    SUBSIDIARIES.......................................13
SECTION 3.3.   CAPITALIZATION.....................................14
SECTION 3.4.   AUTHORITY..........................................14
SECTION 3.5.   CONSENT AND APPROVALS; NO VIOLATIONS...............15
SECTION 3.6.   SEC REPORTS AND FINANCIAL STATEMENTS...............15
SECTION 3.7.   ABSENCE OF CERTAIN CHANGES OR EVENTS...............16
SECTION 3.8.   NO UNDISCLOSED LIABILITIES.........................17
SECTION 3.9.   INFORMATION SUPPLIED...............................17
SECTION 3.10.  BENEFIT PLANS......................................18
SECTION 3.11.  LITIGATION.........................................20
SECTION 3.12.  COMPLIANCE WITH APPLICABLE LAW.....................20
SECTION 3.13.  TAX MATTERS........................................20
SECTION 3.14.  STOCKHOLDER VOTE; STATE TAKEOVER
               STATUTES; APPRAISAL  RIGHTS........................21
SECTION 3.15.  ACCOUNTING MATTERS.................................21
SECTION 3.16.  BROKERS; SCHEDULE OF FEES AND EXPENSES.............22
SECTION 3.17.  OPINION OF FINANCIAL ADVISOR.......................22
SECTION 3.18.  ENVIRONMENTAL MATTERS..............................22
SECTION 3.19.  LABOR MATTERS......................................24
SECTION 3.20.  TITLE TO ASSETS....................................24
SECTION 3.21.  MATERIAL CONTRACTS.................................24
SECTION 3.22.  INTELLECTUAL PROPERTY..............................25
SECTION 3.23.  CERTAIN TRANSACTIONS...............................25
SECTION 3.24.  INDEBTEDNESS.......................................25
SECTION 3.25.  CERTAIN BUSINESS PRACTICES.........................26
SECTION 3.26.  YEAR 2000 COMPLIANCE...............................26
SECTION 3.27.  TAX FREE REORGANIZATION............................26
SECTION 3.28.  SEVERANCE PAYMENTS.................................26

                         ARTICLE IV


                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

SECTION 4.1.   ORGANIZATION.......................................27
SECTION 4.2.   CAPITALIZATION.....................................27
SECTION 4.3.   AUTHORITY..........................................28
SECTION 4.4.   CONSENTS AND APPROVALS; NO VIOLATIONS..............28
SECTION 4.5.   SEC REPORTS AND FINANCIAL STATEMENTS...............29
SECTION 4.6.   ABSENCE OF CERTAIN CHANGES OR EVENTS...............29
SECTION 4.7.   NO UNDISCLOSED LIABILITIES.........................30
SECTION 4.8.   INTERIM OPERATIONS OF SUB..........................30
SECTION 4.9.   LITIGATION.........................................30
SECTION 4.10.  COMPLIANCE WITH APPLICABLE LAW.....................30
SECTION 4.11.  TAX MATTERS........................................31
SECTION 4.12.  BROKERS............................................32
SECTION 4.13.  REGISTRATION STATEMENT.............................32
SECTION 4.14.  BOARD APPROVAL.....................................32
SECTION 4.15.  ISSUANCE OF PARENT STOCK...........................32
SECTION 4.16.  COMPANY STOCK......................................33
SECTION 4.17.  TAX FREE REORGANIZATION............................33
SECTION 4.18.  ACCOUNTING MATTERS.................................33
SECTION 4.19.  ENVIRONMENTAL MATTERS..............................33
SECTION 4.20.  LABOR MATTERS......................................34
SECTION 4.21.  MATERIAL CONTRACTS.................................34
SECTION 4.22.  INTELLECTUAL PROPERTY..............................34
SECTION 4.23.  CERTAIN TRANSACTIONS...............................34
SECTION 4.24.  CERTAIN BUSINESS PRACTICES.........................35
SECTION 4.25.  YEAR 2000 COMPLIANCE...............................35

                                    ARTICLE V

                                    COVENANTS

SECTION 5.1.   AFFIRMATIVE COVENANTS OF THE COMPANY...............35
SECTION 5.2.   NEGATIVE COVENANTS OF THE COMPANY..................36
SECTION 5.3.   NEGATIVE COVENANTS OF PARENT.......................38

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.1.   ACCESS AND INFORMATION.............................38
SECTION 6.2.   CONFIDENTIALITY....................................39
SECTION 6.3.   REGISTRATION STATEMENT; PROXY STATEMENT............39
SECTION 6.4.   STOCKHOLDER APPROVAL...............................41
SECTION 6.5.   FURTHER ACTION; REASONABLE BEST EFFORTS;
               NOTICE OF CERTAIN EVENTS...........................41
SECTION 6.6.   PUBLIC ANNOUNCEMENTS...............................42
SECTION 6.7.   DIRECTORS' AND OFFICERS' INSURANCE AND
               INDEMNIFICATION....................................43
SECTION 6.8.   HSR ACT MATTERS....................................44
SECTION 6.9.   NO SOLICITATION....................................45
SECTION 6.10.  AFFILIATE AGREEMENTS...............................47
SECTION 6.11.  LISTING OF PARENT SHARES; BLUE SKY LAWS............47
SECTION 6.12.  EXPENSES...........................................48
SECTION 6.13.  TAX-FREE TREATMENT.................................49
SECTION 6.14.  POOLING ACCOUNTING.................................50
SECTION 6.15.  NO ACTION..........................................50
SECTION 6.18.  CONDUCT OF BUSINESS OF SUB.........................50
SECTION 6.17.  EMPLOYEE BENEFIT PLANS.............................51
SECTION 6.18.  COMPLIANCE BY SUB..................................52
SECTION 6.19.  FINAL TAX RETURNS..................................52
SECTION 6.20.  PRESS RELEASE......................................52

                                   ARTICLE VII

                               CLOSING CONDITIONS

SECTION 7.1.   CONDITIONS TO OBLIGATIONS OF PARENT, SUB
               AND THE COMPANY TO EFFECT THE MERGER...............53
SECTION 7.2.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
               PARENT AND SUB.....................................54
SECTION 7.3.   ADDITIONAL CONDITIONS TO OBLIGATIONS OF
               THE COMPANY........................................54

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1.   TERMINATION........................................55
SECTION 8.2.   EFFECT OF TERMINATION..............................57
SECTION 8.3.   AMENDMENT..........................................57
SECTION 8.4.   WAIVER.............................................57

                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.1.   NONSURVIVAL OF REPRESENTATIONS,
               WARRANTIES AND AGREEMENTS..........................58
SECTION 9.2.   NOTICES............................................58
SECTION 9.3.   CERTAIN DEFINITIONS................................59
SECTION 9.4.   HEADINGS...........................................60
SECTION 9.5.   SEVERABILITY.......................................60
SECTION 9.6.   ENTIRE AGREEMENT...................................61
SECTION 9.7.   SPECIFIC PERFORMANCE...............................61
SECTION 9.8.   ASSIGNMENT.........................................61
SECTION 9.9.   NO THIRD PARTY BENEFICIARIES.......................61
SECTION 9.10.  GOVERNING LAW......................................61
SECTION 9.11.  DISCLOSURE SCHEDULE................................61
SECTION 9.12.  COUNTERPARTS.......................................62

                             INDEX TO DEFINED TERMS

TERM                                                             SECTION

Acquisition Proposal..............................................6.9(a)
Acquisition Agreement.............................................6.9(b)
Affiliate.........................................................9.3(a)
Agreement.........................................................Preamble
Allen & Company...................................................Recitals
APB No. 16........................................................Recitals
beneficial owner..................................................9.3(b)
Blue Sky Laws.....................................................9.3(c)
business day......................................................9.3(d)
Canceled Shares...................................................2.1(a)
CEO/CFO Options...................................................2.4(a)
CERCLA............................................................3.18(c)
Certificate of Merger.............................................1.2
Certificates......................................................2.3(b)
Chairman Option...................................................2.4(b)
Claim.............................................................6.7(a)
Closing...........................................................1.3
Closing Date......................................................1.3
Code..............................................................Recitals
Company...........................................................Preamble
Company Affiliate.................................................6.10
Company Benefit Plans.............................................3.10(a)
Company Bylaws....................................................3.1
Company Certificate of Incorporation..............................3.1
Company Common Stock..............................................2.1
Company Disclosure Schedule.......................................Article III
Company Employee .................................................6.17(e)
Company Material Adverse Effect...................................3.1
Company Multiemployer Pension Plans...............................3.10(d)
Company Pension Plans.............................................3.10(a)
Company Permits...................................................3.12
Company Preferred Stock...........................................3.3
Company Required Approvals........................................3.5
Company SEC Documents.............................................3.6
Company Stockholder Approval......................................3.4
Company Termination Breach........................................8.1(b)
Confidentiality Agreement.........................................6.2
Constituent Corporations..........................................1.1
Continued Employee................................................6.17(b)
control...........................................................9.3(e)
 Deutsche Bank....................................................3.16
DGCL..............................................................Recitals
Effective Time....................................................1.2
Environmental Laws................................................3.18(i)
Environmental Permits.............................................3.18(i)
ERISA.............................................................3.10(b)
Exchange Act......................................................3.5
Exchange Agent....................................................2.3(a)
Exchange Fund.....................................................2.3(a)
Exchange Ratio....................................................2.2(a)
Expenses..........................................................6.12(f)
Fairness Opinion..................................................3.17
Final Parent Stock Price..........................................2.2(b)
GAAP..............................................................3.6
GeoWaste Board Recommendation.....................................3.4
Governmental Entity...............................................3.5
Hazardous Material................................................3.18(c)
HSR Act...........................................................3.5
Indemnified Parties...............................................6.7(a)
Indemnified Party.................................................6.7(a)
Intellectual Property.............................................3.22
Liens.............................................................3.2
Merger............................................................Recitals
Merger Consideration..............................................2.3(b)
1992 Plan.........................................................2.4(a)
1992 Plan Options.................................................2.4(a)
1996 Plan.........................................................2.4(b)
1996 Plan Options.................................................2.4(b)
Non-Plan Options..................................................2.4(b)
Option Certificates...............................................2.3(c)
Parent............................................................Preamble
Parent Articles of Incorporation..................................4.4
Parent Bylaws.....................................................4.4
Parent Material Adverse Effect....................................4.1
Parent Permits....................................................4.10
Parent Preferred Stock............................................4.3
Parent Required Consents..........................................4.4
Parent SEC Documents..............................................4.5
Parent Stock......................................................2.1(b)
Parent Termination Breach.........................................8.1(c)
Person............................................................9.3(f)
Pooling Affiliate.................................................6.10
Proxy Statement...................................................3.5
Registration Statement............................................4.13
 Regulated Materials..............................................3.18(c)
Representatives...................................................6.1
SEC...............................................................3.5
Securities Act....................................................3.6
Shelf Registration Statement......................................2.4(a)
Stock Certificates................................................2.3(c)
Stockholders' Meeting.............................................6.4
Sub...............................................................Preamble
Sub Bylaws........................................................4.4
Sub Certificate of Incorporation..................................4.4
Sub Common Stock..................................................2.1(c)
subsidiary........................................................9.3(g)
Surviving Corporation.............................................1.1
Surviving Corporation Bylaws......................................1.5(b)
Surviving Corporation Certificate of Incorporation................1.5(a)
Surviving Corporation Common Stock................................2.1(c)
Taxes.............................................................3.13(e)
Termination Date..................................................8.1(i)
Termination Fee...................................................6.12(b)
Warrants..........................................................2.4

                          AGREEMENT AND PLAN OF MERGER


          AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 2, 1998 between Superior Services, Inc., a Wisconsin corporation ("Parent"), and GeoWaste Incorporated, a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent and the Company deem it advisable, consistent with their respective long-term business strategies and in the best interests of their respective stockholders, that a wholly-owned subsidiary of Parent, which will be incorporated under the laws of the State of Delaware promptly after the date hereof ("Sub"), merge with and into the Company (the "Merger") pursuant to the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), and such Boards of Directors have approved the Merger and this Agreement;

          WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be and is hereby adopted as a plan of reorganization;

          WHEREAS, for financial accounting purposes, it is intended that the business combination to be effected by the Merger be accounted for as a "pooling of interests" pursuant to Opinion No. 16 "Business Combinations" of the Accounting Principles Board of the American Institute of Certified Public Accountants, as amended by applicable pronouncements by the Financial Accounting Standards Board, and all related published rules, regulations and policies of the Securities and Exchange Commission ("APB No. 16");

          WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent to enter into this Agreement, executive officers and directors of the Company beneficially owning shares of Company Common Stock (as defined herein) have entered into Stockholder Support Agreements with Parent, pursuant to which such executive officers and directors have agreed, among other things, to vote all such shares of Company Common Stock in favor of approval and adoption of this Agreement and the Merger; and

          WHEREAS, concurrently with the execution of this Agreement, and as an inducement to the Parent to enter into this Agreement, Allen & Company Incorporated ("Allen & Company") and certain Persons (as defined herein) affiliated with Allen & Company, who are stockholders of the Company, have each entered into a Stockholder Support Agreement with the Parent, pursuant to which such Persons have agreed, among other things, to vote all shares of Company Common Stock beneficially owned by them as of the record date for the Stockholders' Meeting (as defined herein) in favor of approval and adoption of this Agreement and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

          SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.2) the Company and Sub shall consummate the Merger. At the Effective Time, the separate corporate existence of Sub shall cease, Sub shall be merged with and into the Company, the Company shall continue as the surviving corporation (Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation") and the Company shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. The name of the Surviving Corporation shall be Superior-GeoWaste Incorporated.

          SECTION 1.2. EFFECTIVE TIME. As promptly as practicable, and in no event later than three (3) business days, after the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the applicable provisions of, the DGCL and in such form as approved by the Company and Parent prior to such filing. The Merger shall become effective at the time the original, properly executed Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the DGCL or at such other time which the parties hereto shall have agreed upon and designated in the Certificate of Merger as the Effective Time. The Certificate of Merger shall be submitted for filing at the time of the Closing and a draft thereof may be submitted prior thereto for pre-clearance. The time at which the Merger shall become effective is referred to herein as the "Effective Time."

          SECTION 1.3. CLOSING. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be mutually agreed by Parent and the Company (or, failing such agreement, on the second business day) after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, unless another date, time or place is agreed to in writing by the parties hereto. Notwithstanding any provision of this Agreement to the contrary, the Closing shall be deemed to be effective for all business, accounting, tax, legal and other purposes as of the Effective Time.

          SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions, and all other things in action or belonging to each of the Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest of the Constituent Corporations shall thereafter effectually be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested, by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.

          SECTION 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS. At the Effective
Time:

               (a) The certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read substantially the same as the certificate of incorporation of Sub (which certificate of incorporation shall include the provisions required by Section 6.7(d)), except that such certificate of incorporation shall state the name of the Company as Superior-GeoWaste Incorporated and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the "Surviving Corporation Certificate of Incorporation") until amended in accordance with the terms thereof and applicable law.

               (b) The bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read substantially the same as the bylaws of Sub (which bylaws shall include the provisions required by Section 6.7(c)), and, as so amended and restated, shall be the bylaws of the Surviving Corporation (the "Surviving Corporation Bylaws") until amended in accordance with the terms thereof and applicable law.

          SECTION 1.6. DIRECTORS. The directors of Sub at the Effective Time shall, after the Effective Time, be the directors of the Surviving Corporation, each to hold office from the Effective Time and until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and Surviving Corporation Bylaws.

          SECTION 1.7. OFFICERS. The officers of Sub at the Effective Time shall, after the Effective Time, be the officers of the Surviving Corporation, each to hold office from the Effective Time and until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and Surviving Corporation Bylaws.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.1. EFFECT ON CAPITAL STOCK. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company, or any holder of shares of the Company's common stock, par value $.10 per share (the "Company Common Stock"), or shares of the capital stock of Sub:

               (a) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All shares of Company Common Stock that are owned, as of the Effective Time, by the Company as treasury stock and all shares of Company Common Stock owned, as of the Effective Time, by Parent, Sub or any other direct or indirect subsidiary of Parent, if any, shall be canceled and retired and shall cease to exist (collectively, the "Canceled Shares") and no stock of Parent or other consideration shall be delivered in exchange therefor.

               (b) EXCHANGE RATIO FOR COMPANY COMMON STOCK. Each share of Company Common Stock which is issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock which constitute Canceled Shares) shall be converted into and represent the right to receive a number of shares of Parent Stock (as defined below) equal to the Exchange Ratio (as defined in Section 2.2(a)). "Parent Stock" means validly issued, fully paid, nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) shares of Parent's common stock, par value $.01 per share, including the common stock purchase rights associated therewith under the Rights Agreement dated February 21, 1997, between Parent and LaSalle National Bank, as rights agent. If between the date of this Agreement and the Effective Time the outstanding shares of Parent Stock or Company Common Stock shall have been changed to a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All of the shares of Company Common Stock to be converted into Parent Stock pursuant to this Section 2.1(b) shall cease to be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the number of shares of Parent Stock issuable therefor upon the surrender of such certificate in accordance with Section 2.3 hereof, without interest, and cash in lieu of fractional shares as contemplated by Section 2.3(e).

               (c) CONVERSION OF SUB COMMON STOCK. Each issued and outstanding share of the common stock, par value $.01 per share ("Sub Common Stock"), of Sub, shall be converted into one share of common stock, par value $.01 per share ("Surviving Corporation Common Stock"), of the Surviving Corporation and shall constitute the only issued and outstanding Surviving Corporation Common Stock.

          SECTION 2.2. EXCHANGE RATIO.

               (a) CALCULATION OF EXCHANGE RATIO. The "Exchange Ratio" shall be equal to the quotient obtained by dividing $2.65 by the Final Parent Stock Price; PROVIDED, HOWEVER, that if the Final Parent Stock Price is (i) equal to or less than $27.50, then the Exchange Ratio shall be
          0.0964 or (ii) equal to or greater than $32.50, then the Exchange Ratio shall be 0.0815. If the Final Parent Stock Price is less than $25.00, the Company shall have the right to terminate this Agreement in accordance with Section 8.1(h).

               (b) FINAL PARENT STOCK PRICE. For purposes hereof, the "Final Parent Stock Price" shall mean the average per share closing price of the Parent Stock quoted on the Nasdaq National Market, as reported by Bloomberg L.P., for the ten (10) consecutive trading days (on which shares of the Parent Stock are actually traded) immediately preceding the fifth trading day prior to the initially scheduled date of the meeting of the stockholders of the Company at which the approval of the Merger by the Company's stockholders is sought (exclusive of any adjournments or postponements thereof).

               (c) PRESS RELEASE. Promptly after the close of trading on the Nasdaq National Market on the tenth day of the ten (10) trading days referred to in the immediately preceding paragraph, Parent and the Company shall issue a joint press release publicly announcing the Exchange Ratio.

          SECTION 2.3. EXCHANGE OF CERTIFICATES.

               (a) EXCHANGE AGENT. Following the Closing Date, Parent shall deposit, or cause to be deposited, with LaSalle National Bank (or such other bank or trust company designated by Parent and reasonably acceptable to the Company) (the "Exchange Agent"), in trust for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Stock issuable pursuant to Section 2.1(b) in exchange for outstanding shares of Company Common Stock which shares of Parent Stock shall be deemed to be issued at the Effective Time, together with cash to be paid in lieu of fractional shares (such certificates representing such shares of Parent Stock, together with any dividends or distributions with respect thereto contemplated by Section 2.3(c) and cash in lieu of fractional shares, if any, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Parent, deliver the shares of Parent Stock contemplated to be issued pursuant to Section 2.1 and cash payments for fractional shares, if any, out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

               (b) EXCHANGE PROCEDURES. As soon as practicable (and in any event not later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted pursuant to Section 2.1 into the right to receive shares of Parent Stock (the "Stock Certificates") and to each holder of record of a certificate or instrument which immediately prior to the Effective Time evidenced any outstanding 1996 Plan Options and Chairman Options (each, as defined in Section 2.4(b)) (the "Option Certificates" and, collectively together with the Stock Certificates, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such other form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Stock and cash in lieu of fractional shares, if any. Upon surrender of a Stock Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and properly executed in accordance with instructions thereto and such other customary documents and tax forms as may reasonably be required pursuant to such instructions, the holder of such Stock Certificate shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of Parent Stock, which such holder has the right to receive pursuant to the provisions of this
          Article II, (B) cash in lieu of any fractional shares of Parent Stock to which such holder is entitled pursuant to Section 2.3(e) hereof, after giving effect to any required tax withholdings, and (C) any dividends or distributions to which such holder is entitled pursuant to Section 2.3(c), after giving effect to any required tax withholding (the items referred to in clauses (A), (B) and (C) being, collectively, the "Merger Consideration"), and the Stock Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. No interest will be paid on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Parent Stock. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Merger Consideration.

               (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Parent Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Stock which such holder is entitled to receive upon the surrender thereof in accordance with this Section 2.3, and no other part of the Merger Consideration shall be paid to any such holder pursuant hereto, until the holder of record of such Certificate shall so surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid by Parent or the Exchange Agent to the record holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Parent Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date after such surrender payable with respect to such whole shares of Parent Stock.

               (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.3(c) or 2.3(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

               (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Parent Stock shall be issued in the Merger. Any such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Stock upon surrender of Certificates for exchange will be entitled to receive a cash payment in lieu of such fractional share in an amount equal to such fractional interest multiplied by the Final Parent Stock Price.

               (f) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the Person claiming such lost, stolen or destroyed Certificate(s) and, if required by Parent, granting a reasonable indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to such Certificate(s), Parent shall cause the Exchange Agent to pay to such Person the Merger Consideration with respect to such lost, stolen or destroyed Certificate(s).

               (g) SUB CERTIFICATES. Parent as the sole stockholder of Sub, shall, upon surrender to the Surviving Corporation of certificates representing the Sub Common Stock, receive a certificate representing the number of shares of the Surviving Corporation Common Stock into which such Sub Common Stock shall have been converted pursuant to
          Section 2.1.

         SECTION 2.4. STOCK OPTIONS AND WARRANTS.

               (a) At the Effective Time, all outstanding options (all such options, "1992 Plan Options") to acquire shares of Company Common Stock granted to employees under the GeoWaste Incorporated 1992 Stock Option Plan (the "1992 Plan"), all outstanding options issued prior to the date of this Agreement to the Chief Executive Officer and the Chief Financial Officer by the Company to acquire shares of Company Common Stock (all such options, "CEO/CFO Options") issued other than pursuant to the 1992 Plan and the 1996 Plan and all outstanding warrants issued by the Company prior to the date of this Agreement to purchase shares of Company Common Stock (the "Warrants"), shall be assumed by Parent and shall be exercisable upon the same terms and conditions as under the applicable Warrant, the 1992 Plan and option agreements issued thereunder or, in the case of the CEO/CFO Options, the applicable option agreement, except that (i) each such 1992 Plan Option, CEO/CFO Option or Warrant shall be exercisable for that whole number of shares of Parent Stock (to the nearest share) equal to the product of (y) the number of shares of Company Common Stock subject to the original 1992 Plan Option, CEO/CFO Option or Warrant and (z) the Exchange Ratio, and (ii) the option exercise price or warrant exercise price per share of Parent Stock shall be an amount equal to (y) the option exercise price or warrant exercise price per share of Company Common Stock under the original 1992 Plan Option, CEO/CFO Option or Warrant, as applicable, in effect immediately prior to the Effective Time divided by (z) the Exchange Ratio (the option exercise price or warrant exercise price, as applicable, per share of Company Common Stock, as so determined, being rounded to the nearest full cent). No payment shall be made for fractional interest. The date of grant or issuance, as applicable, shall be the date the 1992 Plan Option, CEO/CFO Option or Warrant was originally granted or issued, as applicable. Parent shall (i) reserve for issuance the number of shares of Parent Stock that will be come issuable upon the exercise of such 1992 Plan Options, CEO/CFO Options and Warrants pursuant to this
          Section 2.4(a) and (ii) at the Effective Time, execute a document evidencing the assumption by Parent of the Company's obligations with respect thereto under this Section 2.4. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), or another appropriate form, with respect to the shares of Parent Stock subject to such 1992 Plan Options and CEO/CFO Options and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such 1992 Plan Options and CEO/CFO Options, as applicable, remain outstanding. It is the intention of the parties that, subject to applicable law, the 1992 Plan Options assumed by Parent qualify following the Effective Time as "incentive stock options" (as defined in Section 422 of the Code) to the extent that the 1992 Plan Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 (or any successor form) (the "Shelf Registration Statement") with respect to the shares of Parent Stock issuable upon exercise of such Warrants and shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for a period not to exceed six months from the date of effectiveness of the Shelf Registration Statement or, if earlier, twenty (20) trading days after such time at which holders of the Warrants hold (i) Warrants representing the right to receive a number of shares of Parent Stock, and/or (ii) a number of shares of Parent Stock previously issued upon exercise of the Warrants, which, in the aggregate, represent 15% or less of the total number of shares of Parent Stock issuable at the Effective Time upon exercise of all the Warrants; PROVIDED, HOWEVER, that when holders of the Warrants intend to sell shares of Parent Stock under the Shelf Registration Statement, such holders shall provide written notice to Parent of such intention three (3) days prior to any sale. Parent shall have the right to suspend the use of the prospectus forming a part of the Shelf Registration Statement, for periods aggregating not more than twenty (20) trading days, when Parent reasonably believes, upon the written advice of its regular legal counsel, a copy of which shall be delivered to the holder(s) of the Warrants (subject to suitable confidentiality arrangements) that such use would materially interfere with or require public disclosure by Parent of any material financing, acquisition, corporate reorganization or other material transactions involving Parent or any of its subsidiaries; PROVIDED, HOWEVER, that Parent shall not suspend the use of such prospectus for more than ten (10) trading days in the aggregate during the calendar month of January 1999 and the first two
          (2) days of February 1999. The holders of the Warrants shall provide customary indemnification protections to Parent with respect to written information furnished by such holders specifically for use in the Shelf Registration Statement and shall pay their own expenses for any attorney, accountant or other advisor they retain and any brokerage and sales commissions in connection with the sale of shares of Parent Stock under the Shelf Registration Statement.

               (b) At the Effective Time, each option (each, a "1996 Plan Option") to acquire shares of Company Common Stock granted to directors prior to the date of this Agreement under the GeoWaste Incorporated 1996 Stock Option Plan (the "1996 Plan") and each option (each, a "Chairman Option" and together with the CEO/CFO Options, the "Non-Plan Options") issued to the Chairman of the Board by the Company to acquire shares of Company Common Stock issued prior to the date of this Agreement other than pursuant to the 1992 Plan and the 1996 Plan outstanding immediately prior thereto shall be converted into and represent the right to receive (i) the Merger Consideration into which the share or shares of Company Common Stock issuable upon exercise of such Company Option would have been converted if such 1996 Plan Option or Chairman Option, as applicable, had been exercised immediately prior to the Effective Time, reduced by (ii) such number of shares of Parent Stock equal to (x) (1) the aggregate exercise price for the shares of Company Common Stock then issuable upon exercise of such 1996 Plan Option or Chairman Option, as applicable, and (2) the amount of any withholding taxes which may be required thereon, times (y) the Exchange Ratio. All such 1996 Plan Options and Chairman Options shall no longer be outstanding and shall automatically be canceled, retired and extinguished and shall cease to exist, and each Option Certificate shall thereafter represent the right to receive, upon surrender of such Option Certificate in accordance with Section 2.3, the Merger Consideration into which such 1996 Plan Options and Chairman Options have been converted in accordance herewith. The holders of Option Certificates shall cease to have any rights with respect thereto, except as required by law. No fractional share of Parent Stock shall be issued and, in lieu thereof, a cash payment shall be made in the same manner as provided in Section 2.3(e) with respect to exchanges of Stock Certificates.

          SECTION 2.5. EXCHANGE AGENT. Parent shall cause the Exchange Agent to agree, among other things, that (i) the Exchange Agent shall maintain the Exchange Fund as a separate fund to be held for the benefit of the holders of the Company Common Stock, which shall be promptly applied by the Exchange Agent to making the payments provided for in Section 2.3, (ii) any portion of the Exchange Fund that has not been paid to holders of the Company Common Stock pursuant to Section 2.3 prior to that date which is one year from the Effective Time shall be delivered to Parent, and any holders of Company Common Stock who shall not have therefore complied with Section 2.3 shall thereafter look only to Parent for the Merger Consideration; (iii) the Exchange Fund shall not be used for any purpose that is not provided for herein, and (iv) all expenses of the Exchange Agent (including taxes on any income earned by the Exchange Fund) shall be paid directly by Parent. Promptly following the date which is one year from the Effective Time, the Exchange Agent shall return to Parent all cash, securities and any other instruments in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of Stock Certificates may surrender such Stock Certificates to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration payable with respect thereto, without interest, but shall have no greater rights against Parent than may be accorded to general creditors of Parent under the DGCL. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Stock held by it from time to time hereunder. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          SECTION 2.6. TRANSFER OF SHARES AFTER THE EFFECTIVE TIME. No transfers of shares of Company Common Stock shall be made on the stock transfer books of the Company after the Effective Time.

          SECTION 2.7. FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Company or Sub acquired or to be acquired by reason of, or as a result of, the Merger, or
(b) otherwise to carry out the purposes of this Agreement, the Company and Sub agree that the Surviving Corporation and its proper officers and directors shall and will execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and that the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company and Sub or otherwise to take any and all such action.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent, subject to the exceptions set forth in the separate disclosure schedule executed and delivered by the Company concurrently with the execution and delivery of this Agreement (with a substantially complete draft copy thereof provided to Parent in advance of execution and delivery of this Agreement) (the "Company Disclosure Schedule"), as follows:

          SECTION 3.1. ORGANIZATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect") or prevent or materially delay the consummation of the Merger. Notwithstanding anything herein to the contrary, in no event shall the loss of the receipt of processed metal shredding material from the AmeriSteel location in Jacksonville, Florida be considered a Company Material Adverse Effect. The Company has delivered to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation, as in effect on the date hereof (the "Company Certificate of Incorporation"), and its Bylaws, as in effect on the date hereof (the "Company Bylaws").

          SECTION 3.2 SUBSIDIARIES. Item 3.2 of the Company Disclosure Schedule lists each subsidiary of the Company. Except as set forth in Item 3.2 of the Company Disclosure Schedule, all the outstanding shares of capital stock of each such subsidiary are owned, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries and except as otherwise indicated in Item 3.2 of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          SECTION 3.3. CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Company Preferred Stock"). At the close of business on May 31, 1998, (i) 21,291,549 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in its treasury, (iv) 638,054 shares of Company Common Stock were reserved for issuance upon exercise of 1992 Plan Options and 1996 Plan Options, (v) 575,000 shares of Company Common Stock were reserved for issuance upon exercise of Non-Plan Options and (vi) 2,000,000 shares of Company Common Stock were reserved for issuance upon the exercise of the Warrants. Except as set forth above, as of May 31, 1998, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, as of May 31, 1998, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) to vote or to dispose of any shares of the capital stock of any of the Company's subsidiaries.

          SECTION 3.4. AUTHORITY. The Board of Directors of the Company, at a meeting duly called and held, at which all directors were present, has duly and unanimously adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair to, and in the best interests of the Company's stockholders and recommending that the Company's stockholders approve and adopt this Agreement (the "GeoWaste Board Recommendation"). The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the holders of a majority of the Company Common Stock outstanding and entitled to vote thereon (the "Company Stockholder Approval"), to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger and the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          SECTION 3.5. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement in definitive form relating to any required Company Stockholder Approval (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, the "Proxy Statement")), The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the DGCL, The Nasdaq Stock Market, the laws of other states in which the Company is qualified to do or is doing business, state takeover laws and the other matters referred to in Item 3.5 of the Company Disclosure Schedule (collectively, the "Company Required Approvals"), neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Company Certificate of Incorporation or Company Bylaws, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic or foreign (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Company Material Adverse Effect or would not reasonably be expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect or that would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

          SECTION 3.6. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996, under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). No subsidiary of the Company is subject to the reporting requirements of the Exchange Act. Except to the extent revised or superseded by a subsequently filed Company SEC Document (a copy of which has been made available to Parent prior to the date hereof), the Company SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents complied, as of the time filed, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein.

          SECTION 3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement or as disclosed in Item 3.7 of the Company Disclosure Schedule, since December 31, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any material adverse change with respect to the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole (other than (1) changes generally affecting the industries in which the Company or any of its subsidiaries operate, (2) changes relating to the transaction contemplated by this Agreement or (3) changes resulting from the loss of the receipt of processed metal shredding material from the AmeriSteel location in Jacksonville, Florida), (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock,
(iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
(A) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Company or any of its subsidiaries to any such executive officer of any increase in severance or termination pay, except as part of a standard employment package to any Person promoted or hired, or as was required under employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Company Material Adverse Effect, (vi) any material revaluation by the Company of any of its material assets, or (vii) any material change in accounting methods, principles or practices by the Company.

          SECTION 3.8. NO UNDISCLOSED LIABILITIES. Except as set forth in the Company's audited, consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC under the Exchange Act, as of December 31, 1997 neither the Company nor any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes thereto) as at December 31, 1997. Since December 31, 1997, except as set forth in the Company SEC Documents and except for liabilities incurred by the Company or its subsidiaries in the ordinary course of business (none of which would reasonably be expected to have a Company Material Adverse Effect), neither the Company nor any of its subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or disclosed in the notes thereto) and that would be reasonably expected to have a Company Material Adverse Effect.

          SECTION 3.9. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement and the Registration Statement, will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting (as defined in Section 6.4) and at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

          SECTION 3.10. BENEFIT PLANS.

               (a) Except as disclosed in the Company SEC Documents or as disclosed in Item 3.10 of the Company Disclosure Schedule, since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Company Benefit Plans"). Except as disclosed in the Company SEC Documents or in Item 3.10 of the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries.

               (b) Item 3.10 of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan.

               (c) Except as disclosed in Item 3.10 of the Company Disclosure Schedule, all Company Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the best knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

               (d) No Company Pension Plan that is subject to Title IV of ERISA and that the Company or any of its subsidiaries maintains, or to which the Company or any of its subsidiaries is obligated to contribute, other than any Company Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "Company Multiemployer Pension Plans"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of such Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to any material tax or penalty on prohibited transactions imposed by such
          Section 4975 or to any material liability under Section 502(i) or (1) of ERISA. None of such Company Benefit Plans or trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years. Neither the Company nor any of its subsidiaries has suffered or otherwise caused a "complete withdrawal," or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Company Multiemployer Pension Plans.

               (e) With respect to any Company Benefit Plan that is an employee welfare benefit plan, except as disclosed in Item 3.10 of the Company Disclosure Schedule, (i) no such Company Benefit Plan is unfunded or funded through a "welfare benefits fund," as such term is defined in
          Section 419(e) of the Code, (ii) each such Company Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Company Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company or any of its subsidiaries on or at any time after the consummation of the Merger.

         SECTION 3.11. LITIGATION. Except as set forth in Item 3.11 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

         SECTION 3.12. COMPLIANCE WITH APPLICABLE LAW. The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except as disclosed in the Company SEC Documents, to the best knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a Company Material Adverse Effect or reasonably prevent or materially delay the consummation of the Merger. As of the date of this Agreement, to the best knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

          SECTION 3.13. TAX MATTERS. Except as set forth in Item 3.13 of the Company Disclosure Schedule:

               (a) The Company and each of its subsidiaries has filed all Federal income Tax returns and all other material Tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. The Company and each of its subsidiaries has paid (or the Company has paid on its subsidiaries' behalf) all Taxes shown as due on such returns and all material Taxes for which no return was required to be filed, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

               (b) No material Tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to Taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination. None of the Federal income Tax returns of the Company nor any of its subsidiaries consolidated in such returns for any period have been examined by the Internal Revenue Service.

               (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

               (d) No liens for Taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for Taxes not yet due and liens that would not have a Company Material Adverse Effect.

               (e) As used in this Agreement, "Taxes" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, employment, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

          SECTION 3.14. STOCKHOLDER VOTE; STATE TAKEOVER STATUTES; APPRAISAL RIGHTS. The only stockholder vote required for consummation of the transactions contemplated by this Agreement is the approval of a majority of the votes cast by those holders of Company Common Stock entitled to vote at the Stockholders' Meeting. The action of the Board of Directors of the Company in approving the Merger and this Agreement is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. Holders of Company Common Stock do not have appraisal rights in connection with the Merger.

          SECTION 3.15. ACCOUNTING MATTERS. The Company has not taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected pursuant to this Agreement as a pooling of interests.

          SECTION 3.16. BROKERS; SCHEDULE OF FEES AND Expenses. No broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities Inc. ("Deutsche Bank") (the fees and expenses of which will be paid by the Company) is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished Parent with a true and complete copy of its engagement letter with Deutsche Bank (which letter sets forth the method of calculation of any fees to be payable to Deutsche Bank).

          SECTION 3.17. OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Deutsche Bank, dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the Company's stockholders from a financial point of view (the "Fairness Opinion"), and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent. Deutsche Bank has authorized the inclusion of the Fairness Opinion in the Proxy Statement and the Registration Statement.

          SECTION 3.18. ENVIRONMENTAL MATTERS.

               (a) The Company and each of its subsidiaries has in effect all federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Environmental Permits") under applicable statutes, laws, ordinances, rules, orders and regulations which are administered, interpreted or enforced by the United States Environmental Protection Agency or state and local agencies with jurisdiction over pollution or protection of the environment (collectively, "Environmental Laws") necessary for it to carry on its business as now conducted, and there has occurred no material violation of any such Environmental Permit, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

               (b) Except as set forth in Item 3.18(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries is, and has been, in compliance with all applicable Environmental Laws in all material respects. Except as set forth in Item 3.18(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries is not subject to any liability, penalty or expense (including legal fees) and will not hereafter suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not the Company or its subsidiaries permitted or participated in such act or omission, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect.

               (c) There is no suit, claim, action, proceeding, investigation or inquiry pending or, to the Company's knowledge, threatened before any court, governmental agency or authority or other forum in which the Company or any of its subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant
          (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release or threatened release into the environment of any Hazardous Material (as hereinafter defined), asbestos, polychlorinated biphenyls or petroleum product (collectively, "Regulated Materials"), whether or not occurring at, on, under or involving a site owned, leased or operated by the Company or any of its subsidiaries, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Company Material Adverse Effect. "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 6901 ET SEQ., as amended ("CERCLA"), or any similar state or local law.

               (d) Except as set forth in Item 3.18(d) of the Company Disclosure Schedule, during the period of ownership, use or operation by the Company and its subsidiaries of any of their respective current and previous properties, there have been no underground storage tanks (whether currently active or not) and no polychlorinated biphenyls in transformers or other electrical equipment and there have been no releases of Regulated Materials in, on, under or affecting such properties or from any such properties onto any surrounding site, except in each case for those which individually or in the aggregate have not had and cannot be reasonably expected to have a Company Material Adverse Effect. Except as set forth in Item 3.18 of the Company Disclosure Schedule, prior to the period of ownership, use or operation by the Company and its subsidiaries of any of their respective current and previous properties, to the Company's knowledge, there were no releases of Regulated Materials in, on, under or affecting any such property or any surrounding site, except in each case for those which individually or in the aggregate have not had, and cannot be reasonably expected to have, a Company Material Adverse Effect.

               (e) Except as set forth in Item 3.18(e) of the Company Disclosure Schedule, the Company and each of its subsidiaries has not transported any Regulated Material or arranged for the transportation of any Regulated Material to any location that is listed or known to the Company to be proposed for listing on the National Priorities List pursuant to CERCLA, or any other location that is the subject of federal, state or local enforcement action or other investigation that, to the Company's knowledge, may lead to claims against the Company or its subsidiaries for cleanup costs, remedial action, damages to natural resources, or to other property or for personal injury including claims under CERCLA. None of the real property owned or leased by the Company is listed or known to the Company as being proposed for listing on the National Priorities List pursuant to CERCLA or any state or local list of sites requiring investigation or cleanup. Item 3.18(e) of the Company Disclosure Schedule sets forth a list of all solid waste disposal, transfer and storage facilities utilized by the Company and its subsidiaries.

          SECTION 3.19. LABOR MATTERS. Except as set forth in Item 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its subsidiaries subject to any material proceeding asserting that it or any subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there any strike or other material labor dispute involving the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened.

          SECTION 3.20. TITLE TO ASSETS. Each of the Company and its subsidiaries has good and marketable title to its properties and assets (other than property as to which it is lessee) free and clear of any Lien other than
(i) Liens for current Taxes and assessments not yet due and payable and Taxes the validity of which are being contested in good faith, (ii) easements, rights-of-way, servitudes, minor imperfections of real property title and similar charges or encumbrances on real property, in each case, not interfering in any material respect with the ordinary conduct of the Company's business and
(iii) statutory Liens of laborers, carriers, warehousemen, mechanics and materialmen for current wages or accounts payable that are not yet delinquent incurred in the ordinary course of business or which are being contested in good faith. All buildings, plants and other structures owned or otherwise utilized by the Company or any of its subsidiaries are in good working order, ordinary wear and tear excepted, and are in a physical state of repair that is sufficient for the Company or the applicable subsidiary to conduct its business as currently conducted without material interference.

          SECTION 3.21. MATERIAL CONTRACTS. None of the Company or its subsidiaries, nor any of their respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case is required to be filed as an exhibit to an Annual Report on Form 10-K filed by the Company that has not been filed as an exhibit to the Company's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1997 or as an exhibit to another filed Company SEC Document. Except as disclosed in the Company SEC Documents or Item
3.21 of the Company Disclosure Schedule, neither the Company nor any subsidiary is subject to, or bound by, any contract containing covenants which (i) limit the ability of the Company or any subsidiary to compete in any line of business or with any person, or (ii) involve any restriction of geographical area in which, or method by which, the Company or any subsidiary may carry on its business (other than as may be required by law or any applicable Governmental Entity).

          SECTION 3.22. INTELLECTUAL PROPERTY. Neither the Company nor any of its subsidiaries has, as of the date hereof, received written notice from any other person pertaining to or challenging the right of the Company or its subsidiaries to use any patents, trademarks, trade names, service marks, service names, copyrights, other proprietary intellectual property rights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to the Company or any of its subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

          SECTION 3.23. CERTAIN TRANSACTIONS. Except as set forth in Item 3.23 of the Company Disclosure Schedule (all of such transactions being on terms no less favorable to the Company and its subsidiaries than could have been obtained from independent third parties), none of the officers or directors of the Company or any of its subsidiaries nor any affiliate of the Company, and to the Company's knowledge, none of the Company's employees or the employees of any of its subsidiaries is a party to any transaction with the Company or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between the Company and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee.

          SECTION 3.24. INDEBTEDNESS. Set forth in Item 3.24 of the Company Disclosure Schedule, as of the date of this Agreement, is (i) a list of all agreements, instruments and other obligations pursuant to which any indebtedness for borrowed money or capitalized lease obligations of the Company or any of its subsidiaries is outstanding or may be incurred and (ii) the respective principal amounts outstanding thereunder as of May 31, 1998.

          SECTION 3.25. CERTAIN BUSINESS PRACTICES. Except for such actions which would not have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) to the Company's knowledge, made any other unlawful payment.

          SECTION 3.26. YEAR 2000 COMPLIANCE. The Company has initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, except as set forth in Item 3.26 of the Company Disclosure Schedule, the Company believes that the computer applications that are currently material to its or any of its subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.27. TAX FREE REORGANIZATION. The Company is aware of no circumstances or events that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

          SECTION 3.28. SEVERANCE PAYMENTS. Item 3.28 of the Company Disclosure Schedule sets forth a true and complete schedule of all severance, bonus, termination or other similar payments to employees or consultants of the Company or its subsidiaries which are triggered or become due and payable as a result of the Merger.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

          Parent represents and warrants to the Company, and Sub will represent and warrant to the Company, as follows:

          SECTION 4.1. ORGANIZATION. Parent is, and, at the Effective Time, Sub will be, a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Parent is, and, at the Effective Time, Sub will be, duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, financial condition or results of operation of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect") or prevent or materially delay the consummation of the Merger. Parent has delivered to the Company complete and correct copies of the Parent Articles of Incorporation and the Parent Bylaws (as such terms are defined in Section 4.4 hereof) and, promptly upon organization, Sub will deliver to the Company complete and correct copies as of the Sub Certificate of Incorporation and the Sub Bylaws (as such terms are defined in Section 4.4 hereof).

          SECTION 4.2. CAPITALIZATION. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Stock and 5,000,000 shares of the preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). At the close of business on May 31, 1998, (i) 26,753,949 shares of Parent Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) no shares of Parent Stock or Parent Preferred Stock were held by Parent in its treasury, (iv) 1,833,027 shares of Parent Stock were reserved for issuance upon exercise of options to purchase shares issued pursuant to Parent's stock option plans, and (v) 30,288,449 shares of Parent Stock were reserved for issuance pursuant to the Rights. Except as set forth above or otherwise pursuant to the terms of pending business acquisitions, as of May 31, 1998, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable (except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes) and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exercisable or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above or otherwise pursuant to the terms of pending business acquisitions, as of May 31, 1998 there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or Sub is a party or by which either of them is bound obligating Parent or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or Sub or obligating Parent or Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

          SECTION 4.3. AUTHORITY. Parent has and, upon organization, Sub will have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent (including approval of the Merger and this Agreement by the Board of Directors of Parent) and, upon organization, will be duly authorized by all necessary corporation action on the part of Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, will be duly executed and delivered by Sub, and, assuming this Agreement constitutes a valid and binding obligation of the Company, in the case of the Company, constitutes and, in the case of Sub, will constitute, a valid and binding obligation of each of Parent and Sub, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

          SECTION 4.4. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the DGCL, the Nasdaq National Market, the laws of other states in which Parent is incorporated or qualified to do or is doing business and state takeover laws (collectively, the "Parent Required Consents"), neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the articles of incorporation (the "Parent Articles of Incorporation") or bylaws (the "Parent Bylaws") of Parent, (ii) conflict with or result in any breach of any provision of the certificate of incorporation (the "Sub Certificate of Incorporation") or bylaws (the "Sub Bylaws") of Sub, (iii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a Parent Material Adverse Effect or would not be reasonably expected to prevent or materially delay the consummation of the Merger), (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any loan or credit agreement, note, bond, mortgage, indenture, permit, concession, franchise, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any or their properties or assets may be bound or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(iv) and (v) for violations, breaches or defaults which would not, individually or in the aggregate, have a Parent Material Adverse Effect or that would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

          SECTION 4.5. SEC REPORTS AND FINANCIAL STATEMENTS. Parent has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1996 under the Exchange Act or the Securities Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Parent SEC Documents"). No subsidiary of Parent is subject to the reporting requirements of the Exchange Act. Except to the extent revised or superseded by a subsequently filed Parent SEC Document (a copy of which has been made available to the Company prior to the date hereof), the Parent SEC Documents, at the time filed, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of Parent included in the Parent SEC Documents complied, as of the time filed, as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring, year-end audit adjustments) the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods indicated therein.

          SECTION 4.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement, since December 31, 1997, there has not been (i) any material adverse change with respect to the business, properties, assets, financial condition or results of operations of Parent and its subsidiaries taken as a whole (other than changes generally affecting the industries in which Parent or any of its subsidiaries operate or changes relating to the transactions contemplated by the Agreement), (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a Parent Material Adverse Effect, (v) any revaluation by Parent of any of its material assets, or (vi) any material change in accounting methods, principles or practices by Parent.

          SECTION 4.7. NO UNDISCLOSED LIABILITIES. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 previously filed with the SEC under the Exchange Act, as of December 31, 1997, neither Parent nor any of its subsidiaries had any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its subsidiaries (or disclosed in the notes thereto) as at December 31, 1997. Since December 31, 1997, except as set forth in the Parent SEC Documents and except for liabilities incurred by Parent and its subsidiaries in the ordinary course of business (none of which would reasonably be expected to have a Parent Material Adverse Effect), neither Parent nor any of its subsidiaries has incurred any material liabilities of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent and its subsidiaries (or disclosed in the notes thereto) and that would be reasonably expected to have a Parent Material Adverse Effect.

          SECTION 4.8. INTERIM OPERATIONS OF SUB. Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, will not engage in any other business activities and will conduct its operations only as contemplated hereby.

          SECTION 4.9. LITIGATION. Except as disclosed in the Parent SEC Documents, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries that could reasonably be expected to have, directly or indirectly or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have, directly or indirectly or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger.

          SECTION 4.10. COMPLIANCE WITH APPLICABLE LAW. Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders, concessions, franchises, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, concessions, franchises and approvals that would not have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger. Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger. Except as disclosed in the Parent SEC Documents, to the best knowledge of Parent, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a Parent Material Adverse Effect or reasonably prevent or materially delay the consummation of the Merger. Except as disclosed in the Parent SEC Documents, as of the date of this Agreement, to the best knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger.

          SECTION 4.11. TAX MATTERS. Except as disclosed in the Parent SEC
Documents:

               (a) Parent and each of its subsidiaries has filed all Federal income Tax returns and all other material Tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. Parent and each of its subsidiaries has paid (or Parent has paid on its subsidiaries' behalf) all Taxes shown as due on such returns and all material taxes for which no return was required to be filed, and the most recent financial statements contained in the Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

               (b) No material Tax return of Parent or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by Parent or any of its subsidiaries. Each deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to Taxes were raised in writing by the relevant taxing authority during any presently pending audit or examination. None of the Federal income Tax returns of Parent nor any of its subsidiaries consolidated in such returns for any period have been examined by the Internal Revenue Service.

               (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority.

               (d) No liens for Taxes exist with respect to any assets or properties of Parent or any of its subsidiaries, except for statutory liens for taxes not yet due and liens that would not have a Parent Material Adverse Effect.

          SECTION 4.12. BROKERS. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

          SECTION 4.13. REGISTRATION STATEMENT. The prospectus forming part of the registration statement on Form S-4 to be filed under the Securities Act with the SEC by Parent for the purpose of registering the shares of Parent Stock to be issued in the Merger (together with any amendments thereto, the "Registration Statement") will not at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier filing with the SEC of such Registration Statement or any amendment or supplement thereto. The Registration Statement will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, no representation is made by Parent or Sub with respect to information supplied by the Company or its representatives specifically for inclusion therein.

          SECTION 4.14. BOARD APPROVAL. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement are in the best interests of Parent and its stockholders. No vote of the stockholders of Parent is necessary to approve any of the transactions contemplated hereby.

          SECTION 4.15. ISSUANCE OF PARENT STOCK. The shares of Parent Stock to be issued in connection with the Merger have been duly authorized and, when issued as contemplated by this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as provided under Section 180.0622(2)(b) of the Wisconsin Statutes), free of all Liens (except those created by the recipients thereof), free of any preemptive rights created by statute, the Parent Articles of Incorporation, the Parent Bylaws or any agreement to which Parent is a party or by which Parent is bound and will be registered under the Securities Act and registered or exempt from registration under applicable Blue Sky laws and listed on the Nasdaq National Market. Neither the filing of the Registration Statement nor the offering or sale of any of the shares of Parent Stock as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of Parent.

          SECTION 4.16. COMPANY STOCK. Neither Parent, Sub nor any subsidiary of Parent or Sub owns any capital stock of any class of the Company, either directly or indirectly, or any rights to acquire or dispose of any capital stock of any class of the Company.

          SECTION 4.17. TAX FREE REORGANIZATION. Neither Parent nor Sub is aware of any circumstance or event that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code.

          SECTION 4.18. ACCOUNTING MATTERS. Neither Parent nor any of its subsidiaries or affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected pursuant to this Agreement as a pooling of interests.

          SECTION 4.19. ENVIRONMENTAL MATTERS.

               (a) Parent and each of its subsidiaries has in effect all its Environmental Permits under applicable Environmental Laws necessary for it to carry on its business as now conducted, and there has occurred no material violation of any such Environmental Permit, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect.

               (b) Except as disclosed in the Parent SEC Documents, Parent and each of its subsidiaries is, and has been, in compliance with all applicable Environmental Laws in all respects, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Documents, Parent and each of its subsidiaries is not subject to any liability, penalty or expense (including legal fees) and will not hereafter suffer or incur any loss, liability, penalty or expense (including legal fees) by virtue of any violation of any Environmental Law occurring prior to the Closing, any environmental activity conducted at or prior to the Closing or any environmental condition existing on or with respect to any property at or prior to the Closing, in each case whether or not Parent or its subsidiaries permitted or participated in such act or omission, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect.

               (c) Except as disclosed in the Parent SEC Documents, there is no suit, claim, action, proceeding, investigation or inquiry pending or, to Parent's knowledge, threatened before any court, governmental agency or authority or other forum in which Parent or any of its subsidiaries has been or, with respect to threatened suits, actions and proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release or threatened release into the environment of any Hazardous Material or Regulated Materials, whether or not occurring at, on, under or involving a site owned, leased or operated by Parent or any of its subsidiaries, except in each case for those which, individually or in the aggregate, have not had and are not reasonably expected to have a Parent Material Adverse Effect.

          SECTION 4.20 LABOR MATTERS. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its subsidiaries subject to any material proceeding asserting that it or any subsidiary has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there any strike or other material labor dispute involving Parent or any of its subsidiaries pending or, to Parent's knowledge, threatened.

          SECTION 4.21. MATERIAL CONTRACTS. None of Parent or its subsidiaries, nor any of their respective assets, business or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case is required to be filed as an exhibit to an Annual Report on Form 10-K filed by Parent that has not been filed as an exhibit to Parent's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1997 or as an exhibit to another filed Parent SEC Document.

          SECTION 4.22. INTELLECTUAL PROPERTY. Neither Parent nor any of its subsidiaries has, as of the date hereof, received written notice from any other person pertaining to or challenging the right of Parent or its subsidiaries to use Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used by or licensed to Parent or any of its subsidiaries, except with respect to rights the loss of which, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect.

          SECTION 4.23. CERTAIN TRANSACTIONS. Except as disclosed in the Parent SEC Documents (all of such transactions being on terms no less favorable to Parent and its subsidiaries than could have been obtained from independent third parties), none of the officers or directors of Parent or any of its subsidiaries nor any affiliate of Parent, and to Parent's knowledge, none of Parent's employees or the employees of any of its subsidiaries is a party to any transaction with Parent or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between Parent and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee.

          SECTION 4.24. CERTAIN BUSINESS PRACTICES. As of the date of this Agreement, except for such actions which would not have a Parent Material Adverse Effect, neither Parent nor any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) to Parent's knowledge, made any other unlawful payment.

          SECTION 4.25. YEAR 2000 COMPLIANCE. Parent has initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999). Based on the foregoing, except as disclosed in the Parent SEC Documents, Parent believes that the computer applications that are currently material to its or any of its subsidiaries' business and operations are reasonably expected to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so would not reasonably be expected to have a Parent Material Adverse Effect.


                                    ARTICLE V

                                    COVENANTS

          SECTION 5.1. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Agreement or consented to in writing by Parent, which consent shall not be unreasonably withheld, the Company shall, and shall cause each of its subsidiaries to, (a) operate its business in the usual and ordinary course consistent with past practices and in accordance, in all material respects, with applicable laws; (b) preserve substantially intact its business organization, maintain its rights and franchises, use its commercially reasonable efforts to retain the services of its respective principal officers and key employees and maintain its relationships with its respective principal suppliers, contractors, distributors, customers and others having material business relationships with it; (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted; and (d) keep in full force and effect insurance comparable in amount and scope of coverage to that currently maintained; PROVIDED, HOWEVER, that the loss of any officers, employees, consultants, customers, payors or suppliers prior to the Effective Time shall not constitute a breach of this Section 5.1 unless such loss would have a Company Material Adverse Effect.

          SECTION 5.2. NEGATIVE COVENANTS OF THE COMPANY. Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date hereof until the Effective Time, the Company shall not, and shall cause each of its subsidiaries not to, do any of the following:

               (a) (i) increase the compensation payable to or to become payable to any of its directors, officers or employees, except for increases in salary, wages or bonuses payable or to become payable in the ordinary course of business and consistent with past practice; (ii) grant any severance or termination pay to, or enter into or modify any employment or severance agreement with, any of its directors, officers or employees; or (iii) adopt or amend any employee benefit plan or arrangement, except as may be required by applicable law;

               (b) declare, set aside or pay any dividend on, or make any other distribution in respect of, any of its capital stock; PROVIDED, HOWEVER, that this Section 5.2(b) shall not prohibit any wholly owned (directly or indirectly) subsidiary of the Company from declaring, setting aside or paying any dividend on, or making any distribution in respect of, its capital stock.

               (c) (i) redeem, repurchase or otherwise reacquire any share of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any share of its capital stock, or any options, warrants or conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (other than in connection with the exercise of any 1992 Plan Options, 1996 Plan Options, Non-Plan Options and Warrants and the delivery of Company Common Stock in payment of the exercise price thereof); (ii) effect any reorganization or recapitalization; or (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock;

               (d) (i) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of its capital stock (including shares held in treasury) or other equity securities, any securities or obligations directly or indirectly convertible into or exercisable or exchangeable for any such shares, or any rights (including, without limitation, stock appreciation or stock depreciation rights), warrants or options to acquire, any such shares or securities or any rights, warrants or options directly or indirectly to acquire any such shares or securities (except for the issuance of shares upon the exercise of 1992 Plan Options, 1996 Plan Options, Non-Plan Options and Warrants outstanding as of the date hereof); or (ii) amend or otherwise modify the terms of any such securities, obligations, rights, warrants or options in a manner inconsistent with the provisions of this Agreement or the effect of which shall be to make such terms more favorable to the holders thereof;

               (e) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire all or substantially all assets of any other Person (other than the purchase of receivables in the ordinary course of business and consistent with past practice);

               (f) sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, any of its assets, except for dispositions of assets in the ordinary course of business;

               (g) propose or adopt any amendments to the Company Certificate of Incorporation or the Company Bylaws;

               (h) (i) change any of its methods of accounting in effect at January 1, 1998, or (ii) make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for Federal income Tax purposes from those employed in the preparation of the Federal income Tax returns for the taxable year ending December 31, 1997, except, in the case of clause (i) or clause (ii), as may be required by law or GAAP, consistently applied;

               (i) prepay, before the scheduled maturity thereof, any of its long-term debt, or incur any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, other than (i) indebtedness incurred in the ordinary course of business under the existing loan agreements described in Item 3.24 of the Company Disclosure Schedule and (ii) trade payables incurred in the ordinary course of business consistent with past practice;

               (j) take any action that would or could reasonably be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect that in any case would have a Company Material Adverse Effect; or

               (k) agree in writing or otherwise to do any of the foregoing.

         SECTION 5.3. NEGATIVE COVENANTS OF PARENT. Except as expressly contemplated by this Agreement or otherwise consented to in writing by the Company, from the date hereof until the Effective Time, Parent shall not take any action:

               (a) that would prevent the Merger from being treated as a tax-free reorganization pursuant to Section 368(a) of the Code; or

               (b) that would or could reasonably be expected to result in any of its representations or warranties set forth in this Agreement being untrue in any material respect or in any of the conditions to the Merger set forth in Article VII not being satisfied in any material respect that in any case would have a Parent Material Adverse Effect.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          SECTION 6.1. ACCESS AND INFORMATION. From the date hereof to the Effective Time, each party shall, and shall cause its subsidiaries to, afford to the other party and its officers, employees, accountants, consultants, legal counsel and other representatives of the other party (collectively, the "Representatives"), reasonable access during normal business hours to the properties, executive personnel and all information concerning the business, properties, contracts, records and personnel of such party and its subsidiaries as the other party may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this Section 6.1 shall alter any representation or warranty of any party hereto or the conditions to the obligations of the parties hereto.

          SECTION 6.2. CONFIDENTIALITY. Any information received from the Company or its representatives by Parent, its subsidiaries or any of its Representative on or after the date hereof shall be considered Evaluation Material (as defined in the letter agreement dated April 27, 1998 (the "Confidentiality Agreement"), between Parent and the Company), and such information shall be held in confidence by Parent and Sub in accordance with the terms of the Confidentiality Agreement, which continues in full force and effect and which shall survive any termination of this Agreement.

          SECTION 6.3. REGISTRATION STATEMENT; PROXY Statement.

               (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall jointly prepare and file with the SEC subject to the prior approval of the other party, which approval shall not be unreasonably withheld, preliminary proxy materials of the Company which shall consist of the preliminary Proxy Statement in connection with the vote of the Company's stockholders with respect to the Merger and the other transactions contemplated hereby, and a preliminary prospectus of Parent in connection with the registration under the Securities Act of Parent Stock to be issued in connection with the Merger as promptly as practicable after all comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by Parent and the Company of all information required to be contained therein, the Company shall file with the SEC subject to the prior approval of the other party, which approval shall not be unreasonably withheld, the definitive Proxy Statement to be sent or given in connection with the vote of the Company's stockholders at the Stockholders' Meeting and Parent shall file with the SEC subject to the prior approval of the other party, which approval shall not be unreasonably withheld, the Registration Statement containing the Proxy Statement and form of prospectus to be sent or given in connection with the registration under the Securities Act of the Parent Stock to be issued in connection with the Merger. Each of Parent and the Company shall use commercially reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and Parent shall take any commercially reasonable action required to be taken under any applicable Federal or state securities or Blue Sky laws in connection with the issuance of shares of Parent Stock in the Merger. Each of Parent and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. Promptly after the Registration Statement has become effective and all applicable Blue Sky laws have been complied with, the Company shall mail the proxy statement/prospectus included in the Registration Statement to its stockholders.

               (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective (or at the time any amendment thereof or supplement thereto is sent or given to the Company's stockholders), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The information supplied by the Company for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company or, except to the extent amended or supplemented, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to the Company or any of its affiliates, or its or their respective officers or directors, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               (c) The information supplied by Parent for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective (or at the time any amendment thereof or supplement thereto is sent or given to the Company's stockholders), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders of the Company or, except to the extent amended or supplemented, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Stockholders' Meeting any event or circumstance relating to Parent or any of its respective affiliates, or its or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

               (d) Notwithstanding the foregoing, no party makes any representations or warranties with respect to any information that has been supplied by the other party or by its auditors, attorneys, financial advisors, other consultants or advisors specifically for use in the Registration Statement, any Blue Sky filing, the Proxy Statement, or any other documents to be filed with the SEC or any regulatory agency in connection with the transactions contemplated hereby.

         SECTION 6.4. STOCKHOLDER APPROVAL. The Company, acting through its Board of Directors, shall, in accordance with applicable law and the Company Certificate of Incorporation and the Company Bylaws (a) duly call, give notice of, convene and hold one or more meetings of the Company's stockholders as soon as practicable following the date on which the Registration Statement becomes effective, to approve and adopt this Agreement and the Merger (the "Stockholders' Meeting"), and (b) include in the Proxy Statement the GeoWaste Board Recommendation to the extent not previously withdrawn in compliance with
Section 6.9 and the Fairness Opinion. Except as provided in Section 6.9, the Company shall use its commercially reasonable efforts, including the retention of a professional proxy solicitation firm, to solicit from stockholders of the Company proxies in favor of the approval and adoption of this Agreement and the Merger and to take all other actions reasonably necessary or in Parent's reasonable judgment advisable to secure such vote as promptly as practicable.

         SECTION 6.5. FURTHER ACTION; COMMERCIALLY REASONABLE EFFORTS; NOTICE OF CERTAIN EVENTS.

               (a) Each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable laws or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and Parent as are necessary for the transactions contemplated herein.

               (b) From the date hereof until the Effective Time, each of the parties shall promptly notify the other in writing of any pending or, to the knowledge of such party, threatened action, proceeding or investigation by any Governmental Entity or any other Person (i) challenging or seeking damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent to own or operate all or any portion of the business or assets of the Company.

               (c) The Company shall give prompt written notice to Parent, and Parent and Sub shall give prompt written notice to the Company, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time. Each party shall use its best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

               (d) From the date hereof until the Effective Time, the Company shall promptly notify Parent in writing of any (i) suit, claim, action, proceeding or investigation commenced or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed in Item 3.11 of the Company Disclosure Schedule pursuant to Section 3.11 or (ii) any change or event (other than changes generally affecting the industries in which the Company or any of its subsidiaries operate) (x) having or which would reasonably be expected to have a Company Material Adverse Effect or
          (y) impairing the ability of the Company to consummate the transactions contemplated hereby.

               (e) The Company shall provide to Parent interim consolidated monthly financial statements within twenty (20) days of the end of each month during the term of this Agreement and the Company shall consult with Parent before filing with the SEC or mailing to its stockholders any reports or communications.

         SECTION 6.6. PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement of Parent or the Company with any exchange on which the securities of the Company or Parent are traded.

         SECTION 6.7. DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION.

               (a) From and after the Effective Time, Parent shall indemnify, defend and hold harmless to the fullest extent permitted under Wisconsin law each person who on or prior to the Effective Time was an officer, director, employee or agent of the Company and its subsidiaries or who on or prior to the Effective Time was entitled to indemnification pursuant to the Company Certificate of Incorporation, Company Bylaws or written indemnification agreements in effect at the Effective Time (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement of or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim") arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). In the event of any such Claim, Parent shall pay reasonable expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the DGCL, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by
          Section 145 of the DGCL.

               (b) Parent shall cause to be maintained in effect for not less than six (6) years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to Claims arising from facts or events which occurred prior to the Effective Time; PROVIDED, HOWEVER, that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous for the officers, directors and other persons covered thereby; PROVIDED, FURTHER, HOWEVER, that if such coverage is not obtainable at a cost less than or equal to 150% of the amount per annum the Company paid in its last full fiscal year, Parent shall cause to be purchased such lesser amount of coverage, on terms as similar in coverage as practicable to such coverage in effect on the date hereof, as may be obtained having a cost not to exceed 150% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed to Parent.

               (c) The Surviving Corporation Bylaws shall contain the provisions with respect to indemnification set forth in the Company Bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of Indemnified Parties under the Company Bylaws, in respect of actions or omissions occurring prior to the Effective Time, unless such amendment, repeal or modification is required by law. Without limiting the foregoing, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its subsidiaries against all Claims arising out of actions or omissions in their capacity as such occurring at or prior to the Effective Time to the full extent permitted under the DGCL, other applicable law, the Company Certificate of Incorporation and the Company Bylaws or written indemnification agreements in effect as of the date hereof.

               (d) The Surviving Corporation Certificate of Incorporation shall contain the provisions with respect to indemnification set forth in the Company Certificate of Incorporation on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect any Indemnified Party in respect of actions or omissions occurring prior to the Effective Time, unless such amendment, repeal or modification is required by law.

               (e) The written indemnification agreements in effect on the date hereof between the Company and any Indemnified Party shall not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect any Indemnified Party in respect of actions or omissions occurring prior to the Effective Time, unless such amendment, repeal or modification is required by law.

               (f) This Section 6.7 shall survive the consummation of the Merger, is intended to benefit the Indemnified Parties and their respective heirs and personal representatives, shall be binding on all successors and assigns of Parent and the Surviving Corporation and shall be enforceable by the foregoing parties as third party beneficiaries.

          SECTION 6.8. HSR ACT MATTERS. Parent, Sub and the Company (as may be required pursuant to the HSR Act) promptly will complete all documents required to be filed with the Federal Trade Commission and the United States Department of Justice in order to comply with the HSR Act and, not later than fifteen (15) days after the date hereof, together with the Persons who are required to join in such filings, shall file the same with the appropriate Governmental Entities. Parent, Sub and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings, and shall take all reasonable actions and shall file and use best efforts to have declared effective or approved all documents and notifications with any such Governmental Entity, as may be required under the HSR Act or other Federal antitrust laws for the consummation of the Merger and the other transactions contemplated hereby.

          SECTION 6.9.  NO SOLICITATION.

               (a) The Company and its subsidiaries and their respective officers, directors, employees, representatives, agents or affiliates, including Deutsche Bank, shall immediately cease any discussion or negotiations with any parties that may be ongoing with respect to an Acquisition Proposal (as hereinafter defined) and shall as promptly as practicable request the immediate return or destruction of all confidential information of the Company previously provided to such parties and to not waive any existing standstill restrictions applicable to such other parties. The Company shall not, nor shall it permit any of its subsidiaries to, and it shall use its best efforts to cause its officers, directors, employees, agents or affiliates, including Deutsche Bank, not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information, other than the Company SEC Documents), or knowingly take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined in this Section 6.9(a)) or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal; PROVIDED, however, that if the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to an unsolicited Acquisition Proposal, and subject to compliance with
          Section 6.9(c), (x) furnish information with respect to the Company to any Person making such Acquisition Proposal pursuant to an executed confidentiality agreement with such Person containing substantially the same terms as the Confidentiality Agreement (except as provided below) and (y) participate in negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal or offer from any Person relating to any merger, consolidation, business combination, sale of a significant amount of assets outside of the ordinary course of business, sale of shares of capital stock outside of the ordinary course of business, tender or exchange offer or similar transaction involving 50% or more of the capital stock or assets of the Company and its subsidiaries, taken as a whole.

               (b) Except as set forth in this Section 6.9, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, after consultation with and based on the advice of outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to the following sentences) withdraw or modify the GeoWaste Board Recommendation (or not to recommend the Merger and this Agreement before the Proxy Statement is sent to stockholders), approve or recommend a Superior Proposal (as defined below) or terminate this Agreement, but in each case only at a time that is after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. In addition, if the Company proposes to terminate this Agreement by exercising its termination right under Section 8.1(g), it shall upon such terms set forth in
          Section 6.12(b) pay to Parent the Termination Fee (as defined in
          Section 6.12(b)). For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of Deutsche Bank or such other investment banking firm of recognized national standing selected by the Board of Directors) to be more favorable to the Company's stockholders than the Merger.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.9, the Company shall immediately advise Parent orally and in writing of any request for information of a nature which would assist a potential bidder in preparing an Acquisition Proposal (other than the Company SEC Documents) or of any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

               (d) Nothing contained in this Section 6.9 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with and based on the advice of outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; PROVIDED, HOWEVER, neither the Company, its Board of Directors nor any committee thereof shall, except as permitted by Section 6.9(b), withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

          SECTION 6.10.  AFFILIATE AGREEMENTS.

               (a) Not later than the 15th day prior to the mailing of the Proxy Statement, the Company shall deliver to Parent a schedule of each Person that, to the best of the Company's knowledge, is or is reasonably likely to be, as of the date of the Stockholders' Meeting, deemed to be an "affiliate" of the Company (i) as that term is used in Rule 145 under the Securities Act (each, a "Company Affiliate") and
          (ii) under applicable SEC accounting releases with respect to pooling of interests accounting treatment (each, a "Pooling Affiliate").

               (b) The Company shall use commercially reasonable efforts to cause each Person who may be deemed to be (i) a Company Affiliate to execute and deliver to Parent on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A and (ii) a Pooling Affiliate to execute and deliver to Parent on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B. Such Company Affiliates and Pooling Affiliates will not receive certificates representing Parent Stock until such agreement or agreements are delivered to Parent.

         SECTION 6.11. LISTING OF PARENT SHARES; BLUE SKY Laws. Parent shall use its best efforts to obtain the listing on the Nasdaq National Market, at or before the Effective Time, of the shares of Parent Stock to be issued pursuant to the Merger. Parent shall take such steps as may be necessary to comply with the Blue Sky Laws of all jurisdictions which are applicable to the issuance of Parent Stock pursuant hereto.

          SECTION 6.12.  EXPENSES.

               (a) Except as otherwise provided in this Section 6.12, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses; PROVIDED, HOWEVER, that all Expenses relating to printing, filing and mailing the Registration Statement, the Proxy Statement and any other filings with the SEC and any other Governmental Entity and all SEC and other regulatory filing fees, including filing fees under the HSR Act, incurred in connection with such filings shall be borne by Parent. Except as otherwise provided in this Section 6.12, the Company shall pay, and shall indemnify, defend and hold Parent and Sub harmless from and against all Expenses of the Company's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby, including any fees and expenses of PricewaterhouseCoopers LLP, Stroock & Stroock & Lavan LLP, King & Spalding and Deutsche Bank in connection with professional services rendered in regard to the Merger, which fees and expenses shall not exceed $1.75 million in the aggregate.

               (b) If (i) the Company terminates this Agreement pursuant to
          Section 8.1(g), (ii) Parent terminates this Agreement pursuant to
          Section 8.1(f) following receipt by the Company of a proposal for an Acquisition Proposal (including a Superior Proposal), or (iii) within one year following termination of this Agreement pursuant to Section 8.1(e), the Company enters into a definitive agreement with respect to a Superior Proposal involving the Company that had been publicly announced prior to or at the time of the Stockholders' Meeting or (iv) Parent terminates this Agreement pursuant to Section 8.1(b) as a result of a willful and material misrepresentation by the Company or the willful and material breach by the Company of any of its agreements and covenants set forth herein, then, within three (3) business days of, in the case of clause (i), (ii) or (iv), such termination, or, in the case of clause (iii), consummation of the Superior Proposal, the Company shall pay Parent by wire transfer in immediately available funds to an account designated by Parent in writing a fee of $1.5 million (the "Termination Fee").

               (c) If the Company terminates this Agreement pursuant to Section 8.1(c) as a result of a willful and material misrepresentation by Parent or Sub or the willful and material breach by Parent or Sub of any of their respective agreements and covenants set forth herein, then, within three (3) business days of such termination, Parent shall pay the Company by wire transfer in immediately available funds to an account designated by the Company in writing the Termination Fee.

               (d) If this Agreement is terminated pursuant to Section 8.1(e), then the Company shall (provided that neither Parent nor Sub is then in material breach of its obligations under this Agreement) reimburse Parent for all its Expenses, not to exceed $700,000 in the aggregate. Any payment required to be made pursuant to this Section 6.12(d) shall be made to Parent by wire transfer of immediately available funds to an account designated by Parent in writing not later than three (3) business days after delivery to the Company of written notice of demand for payment and an itemization setting forth in reasonable detail all Expenses in such notice of demand for payment,

               (e) "Expenses", as used in this Agreement, shall include all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated herein.

               (f) If a party fails to pay any amount due to another party pursuant to this Section 6.12 when due and the party purportedly required to pay such amount does not dispute the payment of such amount or it is finally determined that such amount is due and owing, the amount of any such payment shall be increased to include the costs and expenses actually incurred by the other (including, without limitation, reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 6.12, together with interest on such unpaid amount, commencing on the date such amount became due, at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 5.00%. If a party disputes the payment of an amount under this Section
          6.12 and it is finally determined that such party is not required to make a payment under this Section 6.12, the other party shall reimburse such party for any costs and expenses (including reasonable fees and expenses of counsel) incurred in disputing the claim for payment under this Section 6.12 together with interest on such costs and expenses, commencing on the date such amounts become are paid, at a rate per annum equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, from time to time, as such bank's base rate plus 5.00%.

               (g) The parties agree that, notwithstanding the provisions of this Section 6.12, in no event shall either the Company or Parent pay to the other party in excess of $1.5 million in the aggregate under this Section 6.12 (except for additional amounts due under Section 6.12(f)).

          SECTION 6.13. TAX-FREE TREATMENT. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and shall not, without the prior written consent of the other parties hereto, knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368 of the Code. In the event that the Merger shall fail to qualify as a reorganization under the provisions of Section 368, then the parties hereto agree to negotiate in good faith to restructure the Merger in order that it shall qualify as a tax-free transaction under the Code. Each party shall provide the other party with such representations as shall be reasonably requested in order to enable the respective counsel of such parties to render the opinions set forth in Sections 7.2(c) and 7.3(c). In the event counsel for either Parent or the Company is unable to render the opinion described in Section 7.2(c) or 7.3(c), respectively, then the parties hereto agree to negotiate in good faith to restructure the Merger in order to permit each such counsel to render such opinion. Following the Effective Time, and consistent with any such consent, neither the Surviving Corporation nor Parent nor any of their respective affiliates knowingly and voluntarily shall take any action or cause any action to be taken which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368 of the Code.

          SECTION 6.14. POOLING ACCOUNTING. Each of Parent and the Company shall use commercially reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use commercially reasonable efforts to cause its affiliates not to take any action that would adversely affect the ability of Parent to account for such business combination as a pooling of interests.

          SECTION 6.15. NO ACTION. Except as contemplated by this Agreement, no party hereto will, nor will either such party permit any of its subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

         SECTION 6.16. CONDUCT OF BUSINESS OF SUB. Parent shall, as promptly as practicable, cause Sub to be duly organized and to execute and deliver an addendum to this Agreement making it a party hereto and take all other action necessary to cause Sub to perform it obligations hereunder (including, but not limited to, consummation of the Merger) and to otherwise comply with the terms hereof. Sub shall not conduct any business from the date of this Agreement, other than to consummate the Merger and the transactions contemplated by this Agreement.

          SECTION 6.17.  EMPLOYEE BENEFIT PLANS.

               (a) Subject to Section 6.17(b), Parent will continue, or cause Sub to continue, the employee benefit plans that the Company has in effect at the Effective Time until such time as Parent determines to convert such employee benefit plan to employee benefit plans maintained by Parent (provided that nothing in this Section 6.17 shall be deemed to be or construed as requiring Parent or Sub to continue any such plan, or to allow or guarantee participation therein if under any such plan such participation is determined in the discretion of a person or committee of Parent or Sub).

               (b) Each person employed by the Company and its affiliates prior to the Effective Time who remains an employee of Parent or its affiliates following the Effective Time (each, a "Continued Employee") shall be generally entitled to continue to participate in the employee benefits plans maintained in accordance with and subject to the limits of Section 6.17(a). Upon the conversion of such benefit plans as contemplated by and subject to the limits of Section 6.17(a), each Continued Employee (if still then employed by Parent or its affiliates) will be generally entitled to participate in the pension, benefit and similar plans, of Parent and its subsidiaries that are generally available to employees of Parent and its affiliates. All such participation shall be subject to such terms of such plans as may be in effect from time to time, subject to Sections 6.17(a) and (d).

               (c) Subject to Section 6.17(b), from and after the Effective Time, Parent and its affiliates shall honor in accordance with their terms and except to the extent amended in accordance with such terms, all Company Benefit Plans and all contracts, plans and programs providing for compensation or benefits for Company Employees and former employees of the Company and its subsidiaries to the extent such Company Employees and former employees continue to be covered by any of such Company Benefit Plans, contracts, plans or programs.

               (d) From and after the Effective Time, Parent shall treat all service by Company Employees with the Company and its affiliates and their respective predecessors prior to the Effective Time for all purposes as service with Parent (except to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which Company Employees participate after the Effective Time, Parent shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (PROVIDED, HOWEVER, that no such waiver shall apply to a pre-existing condition of any Company Employee who was, at the Effective Time, excluded from participation in a Company Benefit Plan by virtue of such pre-existing condition and otherwise in accordance with the applicable benefit plan), and shall provide that any covered expenses incurred on or before the Effective Time by a Company Employee or a Company Employee's covered dependent shall be taken into account for purposes of satisfying applicable deductive, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Parent and subsidiaries of Parent.

               (e) Nothing in this Section 6.17 shall be construed to impose upon Parent and its affiliates any obligation to continue the employment of any Company Employee following the Effective Time. For purposes of this Section 6.17, "Company Employee" shall mean persons who are, as of the Effective Time, employees of the Company and any of its subsidiaries.

               (f) Nothing in this Section 6.17 shall be interpreted as preventing Parent or Sub from amending, modifying or terminating any Company Benefit Plans or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

          SECTION 6.18. COMPLIANCE BY SUB. Parent shall take all action necessary to cause Sub to perform its obligations hereunder (including, but not limited to, consummation of the Merger) and to otherwise comply with the terms hereof.

          SECTION 6.19. FINAL TAX RETURNS. Parent shall cause the Surviving Corporation to timely prepare and file all federal, state and local income Tax returns required to be filed by the Surviving Corporation for all Tax periods ending on or including the Closing Date, and each of the parties shall fully cooperate with Parent with respect thereto.

          SECTION 6.20. PRESS RELEASE. In the event Allen & Company is a Pooling Affiliate and if requested by Allen & Company, Parent shall use its best efforts to publish, as soon as possible after the Effective Time, financial results which are sufficient in accordance with Accounting Series Release No. 135 to permit the disposition by all of the stockholders of the Company of the shares of Parent Stock received in the Merger consistent with the requirements for treating the Merger as a pooling of interests for financial reporting purposes; PROVIDED, HOWEVER, that such financial results shall be published no later than the fifteenth day after the end of the first full calendar month after the Effective Time.


                                   ARTICLE VII

                               CLOSING CONDITIONS

          SECTION 7.1. CONDITIONS TO OBLIGATIONS OF PARENT, SUB AND THE COMPANY TO EFFECT THE MERGER. The respective obligations of Parent, Sub and the Company to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company in accordance with applicable law.

               (b) NO ORDER. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement; PROVIDED, HOWEVER, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

               (c) REGULATORY APPROVALS. All regulatory approvals necessary to consummate the transactions contemplated hereby, shall have been obtained and shall remain in full force and effect and all statutory waiting periods (including the applicable waiting period under the HSR
          Act) in respect thereof shall have expired or been terminated.

               (d) EFFECTIVENESS OF THE REGISTRATION Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or proceeding by the SEC seeking a stop order.

               (e) QUOTATION. The shares of Parent Stock issuable pursuant to the Merger shall have been authorized for quotation on the Nasdaq National Market.

               (f) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Parent Stock to be issued in the Merger shall have been received and be in full force and effect.

               (g) POOLING LETTERS. Parent shall have received a letter from Ernst & Young LLP, Parent's independent public accountants, and the Company shall have received a letter from PricewaterhouseCoopers LLP, the Company's independent public accountants, each dated the date of the Proxy Statement, which letters shall be confirmed in writing at the Effective Time, stating that the business combination to be effected by the Merger will qualify as a transaction to be accounted for by Parent in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

         SECTION 7.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company made in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties not so qualified shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to that effect.

               (b) AGREEMENTS AND COVENANTS. The agreements and covenants of the Company required to be performed on or before the Effective Time shall have been performed in all material respects. Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company to that effect.

               (c) OPINION OF PARENT'S COUNSEL. Parent shall have received an opinion of Foley & Lardner, counsel to Parent, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" under Section 368 of the Code. In rendering its opinion, Foley & Lardner may require and rely upon representations contained in letters from the Company, Parent and stockholders of the Company.

         SECTION 7.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub made in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties not so qualified shall be true and correct in all material respects, on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of the Effective Time, except for representations and warranties that speak as of a specific date or time other than the Effective Time (which need only be true and correct in all material respects as of such date or time). The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent to that effect.

               (b) AGREEMENTS AND COVENANTS. The agreements and covenants of Parent and Sub required to be performed on or before the Effective Time shall have been performed in all material respects. The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent to that effect.

               (c) OPINION OF THE COMPANY'S COUNSEL. The Company shall have received an opinion of Stroock & Stroock & Lavan LLP, counsel to the Company, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code. In rendering its opinion, Stroock & Stroock & Lavan LLP, may require and rely upon representations contained in letters from the Company, Parent and stockholders of the Company.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of the Company:

               (a) by mutual written consent of each of Parent and the Company;
          or

               (b) by Parent, if the Company shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by the Company in this Agreement shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied (a "Company Termination Breach"); PROVIDED, HOWEVER, that if such Company Termination Breach is curable by the Company through the exercise of its reasonable efforts and for so long as the Company continues to exercise such reasonable efforts after notice of such breach (but in no event longer than thirty (30) days), Parent may not terminate this Agreement pursuant to this Section 8.1(b); or

               (c) by the Company, if Parent or Sub shall have breached, or failed to comply with, in any material respect any of its obligations under this Agreement or any representation or warranty made by Parent or Sub shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect, such that as a result of such breach, failure or misrepresentation the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied (a "Parent Termination Breach"); PROVIDED, HOWEVER, that if such Parent Termination Breach is curable by Parent or Sub through the exercise of its reasonable efforts and for so long as Parent continues to exercise such reasonable efforts after notice of such breach (but in no event longer than thirty (30) days), the Company may not terminate this Agreement pursuant to this Section 8.1(c); or

               (d) by either Parent or the Company, if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Merger shall have become final and nonappealable; or

               (e) by either Parent or the Company, if the Agreement shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at the Stockholders' Meeting or at any adjournment or postponement thereof; or

               (f) by Parent or Sub, if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in any manner materially adverse to Parent or Sub its approval or recommendation of the Merger or this Agreement or approved or recommended any Acquisition Proposal; or

               (g) by the Company in accordance with Section 6.9(b), provided it has complied with the provisions thereof and that it complies with the provisions of Section 6.12(b) related thereto; or

               (h) by the Company, if the Final Parent Stock Price is less than $25.00; or

               (i) by either the Company or Parent, if the Merger shall not have been consummated before October 30, 1998 (the "Termination Date"); PROVIDED, HOWEVER, that (i) the right to terminate this Agreement under this Section 8.1(i) shall not be available to the Company if the Company's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and (ii) the right to terminate this Agreement under this Section 8.1(i) shall not be available to Parent if Parent's or Sub's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

          SECTION 8.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Parent, Sub or the Company or any of their respective officers or directors to the other parties hereto and all rights and obligations of any party hereto shall cease except as otherwise provided in Sections 6.12 and 9.1; PROVIDED, HOWEVER, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, or from any obligation under the Confidentiality Agreement; PROVIDED, FURTHER, that in the event that any Termination Fee or reimbursement for Expenses is paid pursuant to Section 6.12, notwithstanding any other provision of this Agreement, it is understood that such Termination Fee or Expense reimbursement, as the case may be, shall be the exclusive remedy for any act or omission in the termination of this Agreement or other claim arising out of this Agreement or the transactions contemplated hereby as a result of a termination of this Agreement in the circumstances described in Section 6.12.

          SECTION 8.3. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, after approval of this Agreement and the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties.

          SECTION 8.4. WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

          SECTION 9.1. NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement (and in any certificate delivered in connection with the Closing) shall be deemed to be conditions to the Merger and shall not survive the Effective Time or termination of this Agreement, except for the agreements set forth in Articles I (the Merger) and II (Conversion of Securities; Exchange of Certificates), Sections 6.7 (Indemnification and Insurance), 6.17 (Employee Benefit Plans) and 6.20 (Press Release), each of which shall survive the Effective Time indefinitely, and Sections 6.2 (Confidentiality), 6.12 (Fees and Expenses) and 8.2 (Effect of Termination), each of which shall survive termination of this Agreement indefinitely. Nothing set forth in this Section
9.1 shall relieve Parent of liability for violations by Parent of the securities laws with respect to Parent Stock issued in the Merger.

          SECTION 9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

         (a)      If to Parent:

                  Superior Services, Inc.
                  One Honey Creek Corporate Center
                  125 South 84th Street, Suite 200
                  Milwaukee, Wisconsin  53214
                  Telecopier:  (414) 479-7400
                  Attention:  Corporate Secretary

                  With a copy (which shall not constitute notice) to:

                  Foley & Lardner
                  Firstar Center
                  777 East Wisconsin Avenue
                  Milwaukee, Wisconsin  53202-5367
                  Telecopier:  (414) 297-4900
                  Attention:  Steven R. Barth, Esq.

         (b)      If to the Company:

                  GeoWaste Incorporated
                  100 West Bay Street
                  Suite 700
                  Jacksonville, Florida  32202
                  Telecopier:  (904) 353-2661
                  Attention:  Chief Executive Officer

                  With a copy (which shall not constitute notice) to:

                  Stroock & Stroock & Lavan LLP
                  180 Maiden Lane
                  New York, New York  10038-4982
                  Telecopier:  (212) 806-6006
                  Attention:  Mark A. Rosenbaum, Esq.

          SECTION 9.3. CERTAIN DEFINITIONS. Except as specifically set forth in this Agreement, for purposes of this Agreement, the term:

               (a) "affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

               (b) "beneficial owner" means with respect to any shares of Company Common Stock a Person who shall be deemed to be the beneficial owner of such shares (i) which such Person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such Person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding,
          (iii) which are beneficially owned, directly or indirectly, by any other Person with whom such Person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

               (c) "Blue Sky Laws" shall mean state securities or "blue sky" laws;

               (d) "business day" shall mean any day other than a day on which banks in the State of New York, are authorized or obligated to be closed;

               (e) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

               (f) "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

               (g) "subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party and/or by any one or more of its subsidiaries.

          SECTION 9.4. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.5. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.6. ENTIRE AGREEMENT. This Agreement (together with the Exhibits, the Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.

          SECTION 9.7. SPECIFIC PERFORMANCE. The transactions contemplated by this Agreement are unique. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.

          SECTION 9.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party; PROVIDED, HOWEVER, that Parent and Sub shall have the right to assign this Agreement for collateral purposes without the prior written consent of the Company. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          SECTION 9.9. NO THIRD PARTY BENEFICIARIES. Except as otherwise provided in Sections 6.7, 6.17 and 6.20 hereof, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to applicable principles of conflicts of law.

          SECTION 9.11. DISCLOSURE SCHEDULE. The disclosures made on the Company Disclosure Schedule refers to the specific Section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other Section of this Agreement. The Company Disclosure Schedule includes a table of contents and/or index as to all of the items contained therein. The inclusion of any matter on the Company Disclosure Schedule shall not be deemed an admission by the Company that such listed matter is material or that such listed matter has or would have a Company Material Adverse Effect.

          SECTION 9.12. COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed and delivered as of the date first written above.


                                       SUPERIOR SERVICES, INC.


                                       By: /s/ George K. Farr
                                          ------------------------------
                                          Name:  George K. Farr
                                          Title: Chief Financial Officer


                                       GEOWASTE INCORPORATED


                                       By: /s/ Amy C. MacF. Burbott
                                           ----------------------------
                                           Name: Amy C. MacF. Burbott
                                           Title: President and Chief
                                                  Executive Officer

                                                            EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER


                                              ___________________, 1998


Superior Services, Inc.
One Honey Creek Corporate Center
125 South 84th Street, Suite 200
Milwaukee, Wisconsin  53214

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of GeoWaste Incorporated, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

          Pursuant to the terms of the Agreement and Plan of Merger dated as of July 2, 1998 (the "Merger Agreement"), between Superior Services, Inc. ("Parent") and the Company, the Company will be merged (the "Merger") with and into a wholly owned subsidiary of Parent ("Sub").

          As a result of the Merger, the undersigned may receive shares of common stock, par value $.01 per share ("Parent Stock"), of Parent in exchange for shares of common stock, $.10 par value ("Company Common Stock").

          The undersigned hereby represents, warrants and covenants with and to Parent that in the event the undersigned receives any Parent Stock as a result of the Merger:

               (A) The undersigned will not sell, transfer or otherwise dispose of such Parent Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act (as such rule may be hereafter from time to time be amended), (iii) in the opinion of counsel in form and substance satisfactory to Parent, or under a "no action" letter obtained by the undersigned from the staff of the SEC, such sale, transfer or other disposition will not violate or is otherwise exempt from registration under the Securities Act.

               (B) The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

               (C) The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the shares of Parent Stock issued to the undersigned as a result of the Merger and that there will be placed on the certificates for such shares, or any substitution therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE ISSUER, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER."

               (D) The undersigned also understands that, unless the transfer by the undersigned of the Parent Stock issued to the undersigned as a result of the Merger have been registered under the Act or a sale made in conformity with the provisions of Rule 145 under the Act, Parent reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of such Parent Stock from the undersigned:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND MAY NOT BE OFFERED SOLD PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

               It is understood and agreed that the legends set forth in paragraphs (C) and (D) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is also understood that such legends and the stop orders referred to above shall be removed if (i) one year shall have elapsed from the date the undersigned acquired the Parent Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned,
          (ii) two years shall have elapsed from the date the undersigned acquired the Parent Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned or (iii) the undersigned shall have delivered to Parent a copy of an opinion of counsel, in form and substance reasonable satisfactory to Parent, or a "no action" letter from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               (E) The undersigned understands and agrees that this letter agreement shall apply to all shares of Company Common Stock and Parent Stock that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

               (F) The undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Stock to the extent the undersigned deemed necessary, with the undersigned's counsel or counsel for the Company.

               (G) Execution of this letter should not be considered an admission on the undersigned's part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                                 Very truly yours,


                                                 ------------------------------
                                                 Name:

                                                 [add below the signature of
                                                 all registered  owners of
                                                 shares deemed beneficially
                                                 owned  by the affiliate]


                                                 ------------------------------
                                                 Name:


                                                 ------------------------------
                                                 Name:


                                                 ------------------------------
                                                 Name:


Acknowledged this ____ day of
__________________, 1998


SUPERIOR SERVICES, INC.


By:____________________________
   Name:
   Title:

                                                                 EXHIBIT B

                        FORM OF POOLING AFFILIATE LETTER


                                            ___________________, 1998


Superior Services, Inc.
One Honey Creek Corporate Center
125 South 84th Street, Suite 200
Milwaukee, Wisconsin  53214

Ladies and Gentlemen:

          The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of GeoWaste Incorporated, a Delaware corporation (the "Company"), as used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Securities and Exchange Commission.

          Pursuant to the terms of the Agreement and Plan of Merger dated as of July 2, 1998 (the "Merger Agreement"), between Superior Services, Inc. ("Parent") and the Company, the Company will be merged (the "Merger") with and into a wholly owned subsidiary of Parent ("Sub").

          As a result of the Merger, the undersigned may receive shares of common stock, par value $.01 per share ("Parent Stock"), of Parent in exchange for shares of common stock, $.10 par value ("Company Common Stock").

          In connection therewith, the undersigned hereby represents, warrants and covenants with and to Parent that the undersigned has not, during the time period commencing 30 days prior to the Effective Time (as defined in the Merger Agreement), sold, transferred or otherwise disposed of, or reduced the undersigned's risk with respect to Company Common Stock or shares of Parent Stock that the undersigned now holds and, with respect to shares of Parent Stock the undersigned will hold after the Effective Time, the undersigned will not sell , transfer or otherwise dispose of or reduce the undersigned's risk with respect to such shares, until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent. Parent shall notify the "affiliates" of the publication of such results.

          In addition, the undersigned understands there will be placed on the certificates for Parent Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF, AND SUPERIOR SERVICES, INC. SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY SUPERIOR SERVICES, INC. WHICH INCLUDE THE RESULTS OF AT LEAST 30 DAYS OF COMBINED OPERATIONS OF SUPERIOR SERVICES, INC. AND GEOWASTE INCORPORATED, THE COMPANY ACQUIRED BY SUPERIOR SERVICES, INC. FOR WHICH THESE SHARES WERE ISSUED."

          Execution of this letter should not be considered an admission on the undersigned's part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          --------------------------------
                                          Name:

                                          [add below the signature of all
                                          registered owners of shares
                                          deemed beneficially owned by the
                                          affiliate]


                                          ---------------------------------
                                          Name:


                                          ---------------------------------
                                          Name:


                                          ---------------------------------
                                          Name:

Acknowledged this ____ day of
__________________, 1998


SUPERIOR SERVICES, INC.


By:____________________________
   Name:
   Title: